Exhibit 10.3

June 22, 2016

RE:	Closing Statement in connection with the Note Purchase Agreement between Omagine Inc. (“Company”) and YA II PN, Ltd. (“Investor”).

This letter shall constitute the Closing Statement agreed upon between the Company and the Investor regarding various payments and transfers to be made by the parties in connection with Note Purchase Agreement dated June 22, 2016 (“Subscription Agreement”).

The parties hereby agree that the Investor shall make the payments and transfers set forth below in accordance with the wire instructions to the account of each recipient as set forth on Schedule A attached hereto (or otherwise provided to the Investor):

Gross Proceeds to be paid to the Company:	$400,000.00
Less:
Commitment Fee to be paid to the YA Global II SPV LLC (as designee of the Investor):	$(40,000.00)

Net Proceeds to the Company:	$360,000.00

[SIGNATURE PAGE IMMEDIATELY TO FOLLOW]

Omagine Inc.

By:	/s/ Charles P. Kuczynski
Name:	Charles P. Kuczynski
Title:	Vice President & Secretary

YA II PN, Ltd.

By: Yorkville Advisors Global, LP
Its: Investment Manager

By: Yorkville Advisors Global, LLC
Its: General Partner

By:	/s/ Gerald Eicke
Name:	Gerald Eicke
Title:	Managing Member

SCHEDULE A

ACCOUNT INSTRUCTIONS

Omagine Inc. - Confidential

YA Global II SPV LLC and the Investor:

Instructions on file.